RBC Capital Markets Global Industrials Virtual Conference September 15, 2020 Jonathan Collins Executive Vice President and Chief Financial Officer Exhibit 99.1

Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. Safe Harbor Statement

Business Overview Technologies Drive Axles, e-Axles, e-Drives, propshafts / driveshafts, conventional and hybrid transmissions, wheel and track drives, high-precision gears Motion Winches, slew drives, gearboxes, hydraulics, valves, custom gear and drives, controls and software, hub drives Sealing Cam covers, oil pan modules, engine gaskets and seals, transmission gaskets and seals, transmission separator plates Thermal Transmission and engine oil cooling; battery, motor, and electronics cooling; charge air cooling; active warm-up; thermal-acoustical protective shielding Digital Active and passive system controls, descriptive and predictive analytics Electrodynamic Motors, inverters, controls and software, chargers, electrified power cradle, battery management system, fuel cell plates Products Segments 19% Light Vehicle Drive Systems 42% Power Technologies 12% 27% Off-Highway Drive and Motion Systems Regions North America South America Europe Asia Pacific Markets Heavy Vehicles Light Vehicles Off-Highway 52% 20% 28% Sales as of Dec. 31, 2019. Consolidated sales only. Commercial Vehicle Drive and Motion Systems

Enterprise Strategy Develop and deliver fully integrated e-Propulsion systems to capture opportunity to double CPV as core markets shift from internal combustion engines to electric propulsion

Lead Electric Propulsion Robust e-Propulsion Systems Capabilities 3:1 e-Axle System

Hyliion Partnership e-Propulsion System Equity-linked investment in Hyliion of $15M Represents ~2% of company upon closing of merger with SHLL Stake valued at ~$130M for a ~8x return on investment (@ $43.25 share price*) Strategic partnership with Hyliion to supply e-propulsion systems for both HEV & ERX Attractive ROI and significant growth vector for e-propulsion systems *Closing share price of SHLL on 9/14/2019

Business Outlook - Updated Light-truck demand stronger than expected Key vehicle inventories remain low N.A. and China seeing fastest recovery Class 8 demand strengthening Medium duty demand improving Brazilian truck & bus demand remains weak Agriculture market continues improvement Construction equipment improving modestly China demand remains strong Production levels continue to improve on stronger demand across all three mobility markets Light Vehicle Market ➨ Commercial Vehicle Market Off-Highway Equipment Market ➨ ➨

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, free cash flow and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Non-GAAP Financial Information